UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On November 21, 2014, Omnicare, Inc. (the “Company”) issued $400 million aggregate principal amount of 4.75% Senior Notes due 2022 (the “2022 Notes”) and $300 million aggregate principal amount of 5.00% Senior Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”) in a registered public offering pursuant to a Registration Statement on Form S-3 (File No. 333-199863) filed under the Securities Act of 1933, as amended. The Notes were sold pursuant to an Underwriting Agreement dated November 6, 2014 among the Company, the Guarantors (as defined below) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.
The 2022 Notes were issued under the Indenture, dated as of November 21, 2014 (the “Base Indenture”), as amended by the First Supplemental Indenture (the “First Supplemental Indenture” and together with the Base Indenture, the “2022 Indenture”), dated as of November 21, 2014, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The 2024 Notes were issued under the Base Indenture, as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture” and together with the Base Indenture, the “2024 Indenture”), dated as of November 21, 2014, by among the Company, the Guarantors and the Trustee. The 2022 Notes will pay interest semi-annually at a rate of 4.75% per annum and will mature on December 1, 2022, and the 2024 Notes will pay interest semi-annually at a rate of 5.00% per annum and will mature on December 1, 2024.
The Notes are guaranteed on an unsecured senior basis by certain of the Company’s existing and future direct and indirect domestic subsidiaries (the “Guarantors”). The Notes and the guarantees are general unsecured senior obligations of the Company and the Guarantors, ranking equal in right of payment with all of such entities’ existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities’ existing and future subordinated indebtedness. The Notes and the guarantees are effectively subordinated in right of payment to the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such obligations and structurally subordinated in right of payment to all existing and future obligations of the Company’s subsidiaries that are not Guarantors.
Prior to the date that is three months prior to the scheduled maturity of a series of Notes, the Company may redeem some or all of the series of Notes at a redemption price equal to the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed discounted to the redemption date on a semi-annual basis at the applicable treasury rate plus 50 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date. On or after such date, the Company may redeem some or all of such series of Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Holders of a series of Notes may require the Company to repurchase all or a portion of their Notes upon a “change of control triggering event” (as defined in the applicable Indenture) at a price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. The 2022 Indenture and the 2024 Indenture contain certain limitations on the Company’s ability to incur liens, enter into sale-leaseback transactions and merge with other entities or sell substantially all of its assets.
The foregoing description of the Notes, the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Senior Debt Securities Indenture, dated as of November 21, 2014, by and among the Company and U.S. Bank National Association, as trustee.

4.2
First Supplemental Indenture, dated as of November 21, 2014, by and among the Company, the Guarantors party thereto, and U.S. Bank National Association, as trustee (including the form of 4.75% Senior Notes due 2022).

4.3
Second Supplemental Indenture, dated as of November 21, 2014, by and among the Company, the Guarantors party thereto, and U.S. Bank National Association, as trustee (including the form of 5.00% Senior Notes due 2024).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC. By: /s/ Alexander M. Kayne Alexander M. Kayne Senior Vice President, General Counsel and Secretary

Dated:  November 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Debt Securities Indenture, dated as of November 21, 2014, by and among the Company and U.S. Bank National Association, as trustee.

4.2
First Supplemental Indenture, dated as of November 21, 2014, by and among the Company, the Guarantors party thereto, and U.S. Bank National Association, as trustee (including the form of 4.75% Senior Notes due 2022).

4.3
Second Supplemental Indenture, dated as of November 21, 2014, by and among the Company, the Guarantors party thereto, and U.S. Bank National Association, as trustee (including the form of 5.00% Senior Notes due 2024).

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